                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT
                             --------------------


          EMPLOYMENT AGREEMENT, effective January 1, 2000 (the "Effective Date"), by and between ORCHID BIOCOMPUTER, INC., a Delaware corporation (the "Company") and DONALD R. MARVIN, an individual (the "Executive").

                            PRELIMINARY STATEMENTS
                            ----------------------

          WHEREAS, the Company wishes to continue its employment of the Executive as Senior Vice President of Corporate Development and Chief Operating Officer under the terms and conditions set forth herein; and

          WHEREAS, the Executive wishes to continue his employment with Company under the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


     1.   TERM OF EMPLOYMENT.
          ------------------

          1.1  Term.  The Term of this Agreement shall be the three-year period
               ----
commencing on January 1, 2000 and ending on December 31, 2002, unless terminated earlier pursuant to Section 7 of this Agreement or extended to December 31, 2003 pursuant to Section 2.2 of this Agreement.

          1.2  Notice of Continued Employment.  The Company shall notify the
               ------------------------------
Executive no later than June 30, 2002 as to whether it intends to continue (or not continue) the Executive's employment beyond December 31, 2002. If the Company notifies the Executive that it does not intend to continue his employment beyond December 31, 2002, the Term of this Agreement shall be extended through and until December 31, 2003. If the Company notifies the Executive that it intends to continue his employment beyond December 31, 2002, and the Executive agrees to continue his employment beyond December 31, 2002, the parties shall negotiate and memorialize in a written agreement the terms of the Executive's continued employment; provided, however, if the parties fail to
                                      --------  -------
execute such a written agreement, the terms of this Agreement shall continue through and until June 30, 2003. If the Company notifies the Executive pursuant to this Section 1.2 that it intends to continue his employment, and the Executive does not agree to continue his employment after December 31, 2002 and does not terminate his employment before December 31, 2002 for Good Reason (as defined in Section 6.5), the Executive shall be deemed to have resigned his employment voluntarily on the earlier of December 31, 2002 and the effective date of any prior termination without Good Reason, as defined in this Agreement; his resignation shall constitute a Termination without Good Reason under this Agreement; and the Executive shall not be entitled to any severance pay. If the Company fails to notify the Executive by June 30, 2002 as to whether it intends to continue his employment, such failure shall not be considered a breach of this Agreement, and the Term shall be extended one day for each day after June 30, 2002 that the Company fails to provide the Employee with such notice.

     2.   POSITIONS AND DUTIES.
          --------------------

          During the Term of Employment, the Executive will serve as Senior Vice President of Corporate Development and Chief Operating Officer of the Company with responsibility for the business, affairs and operations of the Company, subject to the direction and control of the Board of Directors of the Company. The Executive will, during the Term of Employment, serve the Company faithfully, diligently, and competently and to the best of his ability, and will hold, in addition to the offices of Senior Vice President and Chief Operating Officer of the Company, such other executive offices in the Company to which he may be elected, appointed or assigned by the Company from time to time and will discharge such executive duties in connection therewith. The Executive shall devote all of his business time to the performance of his duties hereunder; provided, however, that, notwithstanding any provision in this Agreement to the
--------  -------
contrary, the Executive shall not be precluded from devoting reasonable periods of time required for serving as a member of committees or advisory boards or board(s) of directors of companies or organizations which have been approved by the Company so long as such memberships or activities do not interfere with the performance of the Executive's duties hereunder and are not contrary to the business or other interests of the Company, as determined in the sole discretion of the Company.

     3.   COMPENSATION.
          ------------

          3.1  Salary.  The Company will, commencing with the Effective Date and
               ------
during the Term of Employment, pay the Executive as compensation for the performance of his duties and obligations hereunder a salary at the rate of Two Hundred Seventy-Five Thousand Dollars ($275,000) per annum, less applicable and customary withholdings ("Salary"), payable in approximately equal installments not less than twice per month and otherwise in accordance with the Company's customary payroll practices. Such salary shall be reviewed, and increases in such salary, if any, shall be determined by the Company at the end of each 12-month period of employment after the Effective Date during the Term of Employment.

          3.2  Grant of Options.  By resolution of the Board of Directors, dated
               ----------------
February 2, 2000, the Company issued to the Executive as of such date the options to purchase 557,000 shares of the Company's common stock (the "Shares"), subject to the exercise prices and vesting schedule set forth in Exhibit A, which shall be formalized in a separate stock option agreement.

     4.   EXPENSES AND BENEFITS.
          ---------------------

          4.1  Business Expenses.  All travel and other reasonable and ordinary
               -----------------
business expenses incident to rendering services by the Executive hereunder will be reimbursed by the Company subject to the submission of appropriate vouchers and receipts in accordance with the Company's policies and procedures from time to time in effect.

          4.2  Benefits.  During the Term of Employment, and thereafter under
               --------
the specific circumstances set forth in this Agreement, the Executive shall be entitled to participate in all employee and fringe benefit plans and programs generally offered to other members of the Company's management who are similarly situated, including, without limitation, all pension, profit sharing, incentive, retirement, insurance, health and disability benefits and plans. The Company reserves its right to modify or terminate any of its employee and fringe benefit plans and programs at any time. Notwithstanding the foregoing, the Company shall provide the Executive, at Company cost, the following:

               4.2.1 Medical insurance for the Executive and his family consistent with the medical insurance benefits made available by the Company to its employees;

               4.2.2 Life insurance coverage in an amount equal to three (3) times the Executive's Salary;

               4.2.3  Business travel insurance;

               4.2.4 Contributory long-term disability insurance consistent with Company policy; and

               4.2.5 Contributory short-term disability insurance consistent with Company policy.

          4.3  Cash and Stock Bonuses; Stock Options.  The Company shall pay to
               -------------------------------------
the Executive an annual bonus of up to 25% of Salary for each year during the Term of Employment," subject to achievement of specific performance milestones set forth in the Company's Business Plan. The Company shall pay to the Executive an annual bonus of up to 35% of Salary for each year during the Term of Employment," if such specific performance milestones are substantially exceeded, as determined in good faith by the Company in its discretion.

          4.4  Retirement Plan. The Company shall contribute an amount equal to
               ---------------
5% per year of the Executive's Salary to a non-qualified retirement plan established for the benefit of the Executive. Such contributions shall be made on a quarterly basis.

          4.5  Vacation.  During the Term of Employment, the Executive shall be
               --------
entitled to four (4) weeks per year of vacation time, to be taken consistent with the policies of the Company and the effective discharge of the Executive's duties. Such vacation time shall accumulate from year to year, but the Executive shall not be entitled to any payment with respect to any vacation time remaining at the end of any year; provided however, that all accrued but unpaid
                                  -------- -------
vacation pay shall be paid to the Executive upon any termination of the Executive's employment. In addition, any such accrued vacation may be paid to the Executive prior to termination upon the approval of the Company.

          4.6  Sick Leave; Holidays.  During the Term of Employment, the
               --------------------
Executive shall be entitled to sick leave and holidays in accordance with the established policies of the Company from time to time in effect.

          4.7  Waiver of Compensation for Board Service.  The Executive waives
               ----------------------------------------
any right to receive additional compensation in respect of service as a director of the Company or a member of any committees of the Board of Directors, and agrees that the consideration set forth in this Agreement shall constitute compensation for such services as may be requested of the Executive by the Company.

          4.8  Legal Expenses for Review of this Agreement.  The Company agrees
               -------------------------------------------
to reimburse the Executive for all reasonable legal expenses incurred by him in connection with the review, negotiation, and finalization of this Agreement.

     5.   ANNUAL REVIEW.
          -------------

          The Company shall conduct an annual review of the Executive's performance, at which time the Board shall determine the Executive's bonus, if any, for the previous year and the Salary for the following year pursuant to Sections 4.3 and 1.1, respectively.

     6.   TERMINATION.
          -----------

          6.1  Death.  This Agreement shall be terminated by the death of the
               -----
Executive. In the event that the Executive's employment is terminated by reason of death, the Executive's estate shall receive his accrued but unpaid Salary, accrued but unpaid vacation pay, and benefits in accordance with the Company's benefit plans, programs, and/or policies.

          6.2  Disability.  This Agreement may be terminated by the Board of
               ----------
Directors of the Company for "Disability" if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the Executive's duties hereunder on a full time basis for six (6) months. In the event that the Executive receives disability insurance benefits paid for by the Company during any period prior to the termination of this Agreement by reason of Disability pursuant to this Section, the Executive's Salary shall be reduced by an amount equal to such disability insurance benefits received during such period. If the Executive's employment hereunder is terminated by reason of Disability of the Executive, the Company shall give ten
(10) days written notice to that effect to the Executive in the manner provided herein. In such case, the Executive shall receive as severance Salary for a period of eighteen (18) months after the date of termination; provided, however,
                                                              --------  -------
that the severance payments payable hereunder by the Company to the Executive during such eighteen-month period shall be reduced by an amount equal to any disability insurance benefits paid for by the Company and received by the Executive during such eighteen-month period, with such benefits being grossed-up for purposes of such calculation by the amount necessary to make such payment equivalent on a pre-tax basis to the Salary payments received by the Executive.

          6.3  For Cause.  The Company shall have the right to terminate the
               ---------
Executive's employment for Cause (as hereinafter defined). In the event that the Executive's employment hereunder is terminated for Cause (as hereinafter defined), the Company shall pay to the Executive only the Salary earned to the date of termination and any accrued but unpaid vacation pay, and the Executive shall not be entitled to any severance pay. For purposes of this Agreement, "Cause" shall mean (i) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) engaging in any substantiated act involving moral turpitude; (iii) gross neglect or misconduct in the performance of Executive's duties hereunder; (iv) willful failure or refusal to perform such duties as may reasonably be delegated to Executive; or (v) material breach of any provision of this Agreement by Executive; provided, however, that with respect to clauses
                             --------  -------
(iii), (iv) or (v), Executive shall have received written notice from the Company setting forth the alleged act or failure to act constituting "Cause" hereunder, and Executive shall not have cured such act or refusal to act within thirty (30) days of his actual receipt of notice.

          6.4  Termination Without Cause.  The Company may terminate the
               -------------------------
Executive's employment at any time without Cause.

               6.4.1  Termination on or before December 31, 2000.  If the
                      ------------------------------------------
Executive's employment is terminated under this Section 6.4 on or before December 31, 2000, the Company shall provide the Executive with six (6) months' notice of such termination and shall pay to the Executive, in lieu of any further compensation and benefits for the balance of the Term and provided that the Executive complies with paragraph 6.7, severance pay equal to the Salary that the Executive would have otherwise received during the eighteen (18) month period immediately following the effective date of the termination.

               6.4.2  Termination after December 31, 2000 but on or before
                      ----------------------------------------------------
December 31, 2001.  If the Executive's employment is terminated under this
-----------------
Section 6.4 after December 31, 2000 but before January 1, 2002, the Company shall provide the Executive with twelve (12) months' notice of such termination and shall pay to the Executive, in lieu of any further compensation and benefits for the balance of the Term and provided that the Executive complies with paragraph 6.7, severance pay equal to the Salary that the Executive would have otherwise received during the eighteen (18) month period immediately following the effective date of the termination.

               6.4.3  Termination after December 31, 2001 but on or before June
                      ---------------------------------------------------------
30, 2002.  If the Executive's employment is terminated under this Section 6.4
--------
after December 31, 2001 but before July 1, 2002, the Company shall provide the Executive with eighteen (18) months' notice of such termination and shall pay to the Executive, in lieu of any further compensation and benefits for the balance of the Term and provided that the Executive complies with paragraph 6.7, severance pay equal to eighteen (18) months of Salary following the effective date of termination.

               6.4.4  Termination after June 30, 2002.
                      -------------------------------

                      6.4.4.1   If Company Has Previously Notified Executive of
                                -----------------------------------------------
Intent Not to Continue Employment.  If the Executive's employment is terminated
---------------------------------
under this Section 6.4 after June 30, 2002 and the Company has notified the Executive pursuant to Section 1.2 of its intention not to continue the Executive's employment, the Company shall pay to the Executive, in lieu of any further compensation and benefits for the balance of the Term, as extended pursuant to Section 1.2 of this Agreement, and provided that the Executive complies with section 6.7, severance pay equal to the Salary the Executive would have received for the balance of the Term plus severance pay equal to eighteen (18) months of Salary payments, to be paid consecutively.

                    6.4.4.2  If Company Has Previously Notified Executive of
                             ------------------------------------------------
Intent to Continue Employment. If the Executive's employment is terminated under
-----------------------------
this Section 6.4 after June 30, 2002 (but before the expiration of the Term) and the Company has notified the Executive pursuant to Section 1.2 that it intended to continue his employment, the Company shall provide the Executive with eighteen (18) months' notice of such termination and shall pay to the Executive, in lieu of any further compensation and benefits for the balance of the Term and provided that the Executive complies with section 6.7, severance pay equal to eighteen (18) months of Salary following the effective date of termination; provided, however, if the parties fail to execute a written agreement by June
--------  -------
30, 2003 and the Company at any time thereafter terminates the Executive's employment without Cause, the Company shall provide the Executive with twelve
(12) months' notice of such termination and shall pay to the Executive, in lieu of any further compensation and benefits for the balance of the Term and provided that the Executive complies with section 6.7, severance pay equal to eighteen (18) months of Salary following the effective date of termination.

                    6.4.4.3  If Company Has Previously Not Notified Executive
                             -------------------------------------------------
of Intent to Continue Employment.  If the Executive's employment is terminated
--------------------------------
under this under this Section 6.4 after June 30, 2002 and the Company has not notified the Executive pursuant to Section 1.2 as to whether it intended to continue (or not continue) his employment, the Company shall provide the Executive with eighteen (18) months' notice of such termination and shall pay to the Executive, in lieu of any further compensation and benefits for the balance of the Term, as extended, and provided that the Executive complies with section 6.7, severance pay equal to eighteen (18) months of Salary.

             6.4.5  Payment of Severance to Be Made in Installments.  The
                    -----------------------------------------------
severance pay under this Section 6.4 shall be paid in equal installments no less frequently than on a monthly basis.

             6.4.6  Right to Severance Ceases upon Breach of Sections 8, 9, or
                    ----------------------------------------------------------
10.  Notwithstanding anything to the contrary contained herein, in the event
--
that the Executive shall breach Section 7, 8, or 9 of this Agreement and such breach clearly is not insignificant, as determined by at least a two-thirds majority of the Board of Directors of the Company, in addition to any other remedies the Company may have in the event the Executive breaches this Agreement, the Company's obligation pursuant to this Section to continue such Salary shall cease and the Executive's rights thereto shall terminate and shall be forfeited.

             6.4.7  Rights of the Company after Notice of Termination.
                    -------------------------------------------------
Notwithstanding any other provision of this Agreement, upon the Company's notification of the Executive of the termination of his employment under this
Section 6, the Company shall be
entitled (i) to hire a co-Chief Executive Officer to serve concurrently with the Executive and perform some or all of the functions previously performed by the Executive, as determined by the Board of Directors in its sole discretion and
(ii) to reduce or otherwise modify the responsibilities of the Executive in its sole discretion.

          6.5  Termination by the Executive for Good Reason.  The Executive
               --------------------------------------------
shall have the right to terminate this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall be defined as (i) any material diminution in the Executive's title or responsibilities or (ii) the Company's breach of
Section 3 of this Agreement, provided that such diminution or breach is not cured within thirty (30) days after the Executive provides written notice of such diminution or breach. If the Executive terminates his employment pursuant to this Section, the Company shall pay to the Executive, in lieu of any further compensation and benefits for the balance of the Term, severance pay equal to the eighteen (18) months Salary. Severance pay under this Section shall be paid in equal installments no less frequently than on a monthly basis. Notwithstanding anything to the contrary contained herein, in the event that the Executive shall breach Section 7, 8, or 9 of this Agreement and such breach clearly is not insignificant, as determined by at least a two-thirds majority of the Board of Directors of the Company, in addition to any other remedies the Company may have in the event the Executive breaches this Agreement, the Company's obligation pursuant to this Section to continue such Salary shall cease and the Executive's rights thereto shall terminate and shall be forfeited.

          6.6  Termination by the Executive Without Good Reason. The Executive
               ------------------------------------------------
shall have the right to terminate this Agreement without Good Reason. In the event that the Executive terminates his employment with the Company without Good Reason, the Company shall pay to the Executive only the Salary earned to the date of termination and any accrued but unpaid vacation pay, and the Executive shall not be entitled to any severance pay.

          6.7.  No Further Liability; Release.  Payment made and performance by
                -----------------------------
the Company in accordance with this Section 6 shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability with respect to Executive's employment and termination of employment. Other than paying Executive's Base Salary through the date of termination of Executive's employment and making any severance payment pursuant to and in accordance with this Section 6 (as applicable), the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability to Executive or any other person under this Agreement. The Company shall have the right to condition the payment of any severance pursuant to this Section 6 upon the delivery by Executive to the Company of a release substantially similar to the form attached as Exhibit B of any and all claims Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives arising out of or related to Executive's employment by the Company and the termination of such employment.

          6.8  Delivery of Resignations.  In the event that the Executive's
               ------------------------
services hereunder are terminated under any of the provision of this Agreement (except Section 6.1), the Executive agrees that he will deliver his written resignation as an officer and/or director of the

Company to the Board of Directors, such resignation to become effective as of the date of his final date of employment as determined by the Board of Directors; provided, however, that nothing herein shall be deemed to affect the
           --------  -------
provisions of Sections 7, 8, 9, and 11 hereof. No severance payments under this
Section 6 shall be made unless the Board of Directors receives such written resignation.

     7.   DISCLOSURE OF INFORMATION:  INVENTIONS AND DISCOVERIES.
          ------------------------------------------------------

          The Executive shall promptly disclose to the Company all processes, trademarks, inventions, improvements, discoveries and other information related to the business of the Company (collectively "Developments") conceived, developed or acquired by him alone or with others during the Term of Employment, whether or not during regular working hours or through the use of materials or facilities of the Company. All Developments shall be the sole and exclusive property of the Company, and, upon request, the Executive shall promptly deliver tot he Company all drawings, sketches, models and other data and records relating to the Developments. In the event that any such Development shall be deemed by the Company to be patentable, the Executive shall, at the expense of the Company, assist the Company in obtaining a patent or patents thereon and execute all documents and do all such other acts and things necessary or proper to obtain letters of patent and to invest in the Company full right, title and interest in and to such Development.

     8.   NONDISCLOSURE.
          -------------

          8.1  Existence of Confidential Information.  The Company owns and has
               -------------------------------------
developed and compiled, and will develop and compile, certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement, collectively, as "Confidential Information"). Confidential Information includes not only information disclosed by the Company to the Executive, but also information developed or learned by the Executive during the course or as a result of employment with the Company, which information shall be the property of the Company. Confidential Information includes all information that has or could have commercial value or other utility in the businesses in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically labeled as Confidential Information by such entity. By way of example and without limitation, Confidential Information includes any and all information developed, obtained, licensed by or to or owned by the Company concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising, marketing, distribution and warehousing know-how, processes, and research records), software, computer programs and designs, development tools, all proprietary property, and any other intellectual property created, used or sold (through a license or otherwise) by the Company, electronic data information know-how and processes, innovations, discoveries, improvements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, budgets, projections, customer, supplier, licensee, licensor and subcontractor identities, characteristics, agreements and operating procedures, and salary, staffing and employment information.

          8.2  Protection of Confidential Information.  The Executive
               --------------------------------------
acknowledges and agrees that in the performance of Executive's duties hereunder the Company may disclose to and entrust the Executive with Confidential Information which is the exclusive property of such entities and which the Executive may possess or use only in the performance of the Executive's duties to the Company. The Executive also acknowledges that Executive is aware that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Company's interests, an invasion of privacy and an improper disclosure of trade secrets. The Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership or other entity, individual or other third party, other than in the course of the Executive's assigned duties and for the benefit of the Company, any Confidential Information, either during the Term or thereafter. In the event the Executive desires to publish the results of the Executive's work for or experiences with the Company through literature, interviews or speeches, the Executive will submit requests for such interviews or such literature or speeches to the Board of Directors of the Company at least fourteen (14) days before any anticipated dissemination of such information for a determination of whether such disclosure is in the best interests of the Company, including whether such disclosure may impair trade secret status or constitute an invasion of privacy. The Executive agrees not to publish, disclose or otherwise disseminate such information without the prior written approval of the Board of Directors of the Company.

          8.3  Delivery of Records, Etc.  In the event the Executive's
               -------------------------
employment with the Company ceases for any reason, the Executive will not remove from the Company's premises without its prior written consent any records (written or electronic), files, drawings, documents, equipment, materials and writings received from, created for or belonging to the Company, including those which relate to or contain Confidential Information, or any copies thereof.
Upon request or when employment with the Company terminates, the Executive will immediately deliver the same to the Company.

     9.   NON-COMPETITION AND NON-SOLICITATION.
          ------------------------------------

          9.1  Non-competition.  The Executive recognizes the highly competitive
               ---------------
nature of the Company's business and that the Executive's position with the Company and access to and use of the Company's confidential records and proprietary information renders the Executive special and unique. The Executive hereby agrees that, during the Term of Employment and for a period of one (1) year after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, independent contractor, stockholder, member, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business located in the United States; provided, however, that ownership of 2% or less of the stock or
               --------  -------
other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on The Nasdaq Stock Market, shall not constitute a breach of this Section 10, so long as the Executive does not in fact have the power to control, or direct the management of, or is not otherwise associated with, such corporation.

          For purposes hereof, the term "Competing Business" shall mean any business or venture which, directly or indirectly, engages in a business that competes with the business of the Company.

          9.2  No Solicitation of Employment.  During the Term of Employment and
               -----------------------------
for a period of one (1) year thereafter, Executive shall not solicit or encourage any employee of the Company to leave the Company for any reason, nor assist any business in doing so, nor employ such an employee in a Competing Business or any other business.

     10.  INSURANCE.
          ---------

          The Company shall have the right at its own cost and expense to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering the Executive, and the Executive agrees to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.

     11.  REMEDIES FOR BREACH.
          -------------------

          The parties hereto agree that the Executive is obligated under this Agreement to render personal services during the Term of Employment of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement special value, and, in the event of a breach or threatened breach of any covenant of the Executive herein, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against the Executive, without the posting of a bond, in the event of any breach or threatened breach of any provision of this Agreement by the Executive (including, without limitation, Sections 7, 8, and 9). Without limiting the generality of the foregoing, if the Executive breaches or threatens to breach
Section 7, 8 or 9 of this Agreement, such breach or threatened breach will entitle the Company, without posting of bond, to an injunction prohibiting (i) the Executive from disclosing any Confidential Information to any Competing Business; (ii) such Competing Business from receiving from the Executive or using any such Confidential Information; and (iii) the Executive from, indirectly or directly, owning, managing, operating, joining, controlling, participating in, investing in or otherwise being connected or associated with, in any manner, any such Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

     12.  ASSIGNMENT AND TRANSFER.
          -----------------------

          12.1  The Company. This Agreement shall inure to the benefit of and be
                -----------
enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise).

          12.2  The Executive.  The Executive's rights and obligations under
                -------------
this Agreement shall not be transferable by the Executive by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void; provided, however, that if the Executive shall die, all amounts then
      --------  -------
payable to the Executive hereunder shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

     13.  NOTICES.
          -------

          All notices required or permitted under this Agreement shall be in writing and delivered by any method providing for proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to the parties at the following addresses until a different address has been designated by notice to the other party:

          13.1      If to the Executive:

                    Donald R. Marvin
                    60 Fair Acres Court
                    Princeton, NJ 08540

          13.2      If to the Company:

                    Orchid BioSciences, Inc.
                    303 College Road East
                    Princeton, NJ 08540
                    Attention: President and CEO

     14.  MISCELLANEOUS.
          -------------

          No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Company and the Executive. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Except for the guaranty attached hereto and made a part hereof, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party or any other party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey applicable in the case of agreements made and entirely performed in such State. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Mercer, State of New Jersey. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph.

     15.  VALIDITY.
          --------

          It is the intention of the Executive and the Company that the provisions of this Agreement (including, without limitation, those of Sections 7, 8, 9, and 11 hereof) shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought. The invalidity or enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any tribunal of competent jurisdiction shall decide that any of the provisions of this Agreement should be deemed illegal or unenforceable, then only those provisions shall be deemed invalid (or shall be appropriately modified to the maximum extent permissible in keeping with the intent of the parties) and the remainder of this Agreement shall continue in full force and effect.

     16.  SURVIVAL.
          --------

          The provisions of Sections 7 (regardless of the continuation of Executive's Salary thereunder), 8, 9, 10, 11 and 16 hereof shall survive the termination of this Agreement and shall be binding upon the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

     17.  HEADINGS.
          --------

          The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

     18.  COUNTERPARTS.
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

EXECUTIVE                               ORCHID BIOSCIENCES, INC.


/s/ Donald R. Marvin                By: /s/ Dale R. Pfost
--------------------                   --------------------------------
Donald R. Marvin                        Name:  Dale R. Pfost
                                        Title: Chairman, CEO & President

                                   Exhibit A
                                   ---------

          1. The option to purchase 67,000 shares of the Company's common stock at $1.25 per share issued to the Executive on December 10, 1999, shall vest in equal increments monthly over a period of four years; provided,
                                                                    --------
however, vesting shall accelerate upon any acquisition of the Company.
-------

          The options to purchase 490,000 shares of the Company's common stock issued to the Executive on February 2, 2000, include:

          2. The option to purchase 250,000 shares at $6.00 per share, which shall vest in equal increments monthly over a period of four years; provided,
                                                                    --------
however, vesting shall accelerate upon any acquisition of the Company.
-------

          3. The option to purchase 80,000 shares at $6.00 per share, which shall vest if and when the price of Orchid Biocomputer stock exceeds $16 within the period between 6 and 18 months immediately following the Company's initial public offering ("IPO") and is sustained for 45 trading days thereafter (trailing 45-day average); provided, however, vesting shall accelerate if any
                           --------  -------
acquisition of the Company occurs with a stock or equivalent purchase price of at least $16 per share.

          4. The option to purchase 80,000 shares at $6.00 per share, which shall vest if and when the price of Orchid Biocomputer stock exceeds $32 within the period between 6 and 30 months immediately following the IPO and is sustained for 45 trading days thereafter (trailing 45-day average); provided,
                                                                    --------
however, vesting shall accelerate if any acquisition of the Company occurs with
-------
a stock or equivalent purchase price of at least $32 per share.

          5. The option to purchase 80,000 shares at $6.00 per share, which shall vest if and when the price of Orchid Biocomputer stock exceeds $64 within the period between 6 and 42 months immediately following the IPO and is sustained for 45 trading days thereafter (trailing 45-day average); provided,
                                                                    --------
however, vesting shall accelerate if any acquisition of the Company occurs with
-------
a stock or equivalent purchase price of at least $64 per share.

          To the extent permitted under the Internal Revenue Code and any other applicable law, the options described above shall be Incentive Stock Options.

                                   EXHIBIT B
                                   ---------

                    SEVERANCE AGREEMENT AND GENERAL RELEASE

     WHEREAS, ______________ (the "Employee") is an employee of Orchid Biosciences, Inc. ("Orchid"); and

     WHEREAS, the Employee is being terminated from employment with Orchid for ___________; and

     WHEREAS, the Employee is entitled to certain severance benefits identified in an Employment Agreement dated _____, 2000 (the "Employment Agreement"); and

     WHEREAS, the severance benefits under the Employment Agreement are contingent upon the execution of this Severance Agreement and General Release (the "Agreement").

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the Employee and Orchid agree as follows:

1.   Last Day of Employment.  The Employee's last day of employment with Orchid
     ----------------------
     will be _____________, ______ (the "Termination Date").

2.   General Benefits.  Upon the Termination Date the Employee will be entitled
     ----------------
     to the following general benefits:

     a. All salary and wages through the Termination Date will be paid in accordance with Orchid's normal payroll procedure or in a single lump sum payment, as determined within the discretion of Orchid.

     b. The Employee is entitled to accrued vacation pay, totaling $_________, which will be included in the Employee's final paycheck for the period ending on the Termination Date.

     c. The Employee is entitled to elect to receive continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") after the Employee's Termination Date, which is the date of a "qualifying event" under COBRA.

     d. All group-term life insurance, long-term disability, short-term disability, and other welfare benefits terminate in accordance with the provisions of all plans. The Employee may be entitled to individual conversion privileges under the various policies. Orchid will provide information to the Employee regarding all individual conversion rights.

     e. The Employee's entitlement, if any, to a distribution of all benefits under the Orchid

          Profit Sharing and Section 401(k) Plan (the "Section 401(k) Plan"), will be made in accordance with the provisions of the Section 401(k) Plan.

     f. The Employee will be entitled to state unemployment benefits, if any, in accordance with the rules for the State of the Employee's employment.

3.   Severance Benefits.  Orchid will provide the Employee with a severance
     ------------------
     benefit equal to all severance benefits identified in Section 7 of the Employment Agreement.

     All severance benefits will be paid by and in accordance with the Company's normal payroll procedures. However, no severance benefits will be paid until after 8 days after receipt of an executed copy of this Agreement by Orchid, and the return of all property to Orchid, as provided in Section 5. Severance benefits will also be reduced to the extent of any advance payments, for any excess expense reimbursements, and for any amounts owed to Orchid by the Employee.

     Notwithstanding any provision to the contrary, the payment of any severance benefits will not be treated as extending the Employee's employment for any employee benefit or employment purposes.

4.   Adequate Consideration.  The Employee agrees that the severance benefit
     ----------------------
     identified in Section 3 is adequate and sufficient consideration for the Employee's execution of the General Release set forth below.

5.   Return of Property.  To the extent the Employee is in the possession of any
     ------------------
     Orchid property, including personal computers ("PCs"), fax machines, scanners, copiers, cellular phones, Orchid credit cards, and any Orchid documents, correspondence and related corporate materials, the Employee will return all property to Orchid on or before the Termination Date.

6.   Expense Accounts and Reports.  The Employee will be allowed to submit a
     ----------------------------
     final expense reports and accountings to Orchid within 2 weeks after the Termination Date, and will receive all necessary reimbursements from Orchid.

7.   General Release.  The Employee agrees to fully release and forever
     ---------------
     discharge Orchid, its successors, assigns and any related companies, and their respective shareholders, officers, employees, agents and directors, from all claims or demands the Employee may have arising out of or related to the Employee's employment or termination with Orchid, including claims of which the Employee is unaware and claims which are not specifically released and identified below. These claims include, but are not limited to, claims arising under the Constitution of the United States, a release of any rights or claims the Employee may have under the Age Discrimination in Employment Act of 1967 as amended ("ADEA"), 29 U.S.C. 621 et seq., which
                                                                  -- ---
     prohibits age discrimination in employment; Title VII of the Civil Right Act of 1964, as amended, 42 U.S.C. 2000(e) et seq., which prohibits
                                                -- ---
     discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1966, 42 U.S.C. 1981 et seq.; the
                                                                   -- ---
     Equal Pay Act, which prohibits paying men and women
     unequal pay for equal work; or any other federal, state or local laws or regulations prohibiting employment discrimination; Employee Retirement Income Security Act, 29 U.S.C. 1001 et seq.; Executive Orders 11246 and
                                         -- ---
     11141; the Constitution of the State of New Jersey or any other states in which the Employee resides or works; any New Jersey or other state laws against discrimination; any claims of breach of public policy of the State of New Jersey or other state, negligence, breach of contract, wrongful discharge, constructive discharge, breach of an implied covenant of good faith and fair dealings; any express or implied contracts with Orchid or any related companies; any federal or state common law and any federal, state or local statutes, ordinances and regulations. The Employee further waives any claim or right to payment of any attorney's fees or expenses.

     Notwithstanding any provisions to the contrary, this release does not include a release of (a) the Employee's rights under this Agreement; or (b) the Employee's right, if any, to individual conversion privileges under any medical, dental, long term disability, life insurance, and other welfare program.

8.   No Future Lawsuits.  The Employee agrees that the Employee will not file,
     ------------------
     or permit to be filed in the Employee's name or on the Employee's behalf, any lawsuit or administrative claim against any of the person or entities released in this Agreement based upon any act or event that is the subject matter of this Agreement and which occurred before the effective date of this Agreement.

9.   Non-Admission of Liability.  The use of this Agreement by Orchid does not
     --------------------------
     signify any liability by Orchid or any related companies to provide any benefits.

10.  Period for Review and Consideration of Agreement.  The Employee understands
     ------------------------------------------------
     that the Employee will be given a period of 21 days to review and consider this Agreement before signing it. The Employee further understands that the Employee may wait up to 21 day period prior to signing the Agreement,
                  --------
     or may also execute the Agreement prior to the expiration of the 21 day
                                       --------
     review period.

11.  Older Workers Benefit Protection Act.  The Company is not required to
     ------------------------------------
     provide the Employee with any demographic information required by the Older Workers Benefit Protection Act of 1990, due to the individual nature of this termination. [To confirm based upon future facts and law.]

12.  Encouragement to Consult Attorney.  The Employee is encouraged to consult
     ---------------------------------
     with an attorney before signing this Agreement.

13.  Right to Revoke Agreement.  The Employee may revoke this Agreement within 7
     -------------------------
     days of the Employee's signing of this Agreement. If this Agreement has not been revoked within such 7 day period it becomes effective on the 8th day. Revocation can be made by delivering a written notice of revocation to Sarajane N. Mackenzie, Vice President of Human Resources. For this revocation to be effective, written notice must be received by Orchid no later than close of business on the 7th day after the Employee signs this Agreement. If the Employee fails to sign this Agreement or revokes this Agreement, it will not be effective or enforceable and the Employee will not receive the severance benefit described in Section 3 of this Agreement.

14.  Confidentiality of Terms.  The Employee and Orchid agree that the terms of
     ------------------------
     this Agreement are confidential and will not be disclosed to any person without the written consent of Orchid, except to the Employee's legal and tax advisors and members of the Employee's immediate family, or to the extent required by law. However, the Employee agrees and acknowledges that this Agreement may be introduced as evidence by Orchid in the event the Employee commences any legal, administrative, judicial or arbitration proceeding against Orchid.

15.  Non-Defamation.  The Employee agrees that he will not, directly or
     --------------
     indirectly, in public or private, deprecate, impugn or otherwise make any remarks that would tend to or be construed to tend to defame Orchid or its reputation, nor will the Employee assist any other person, firm or company in engaging in such activities. Orchid also agrees not to engage in any activities, directly or indirectly, that would defame the Employee, or his reputation.

16.  Entire Agreement.  This document, constitutes the entire Agreement between
     ----------------
     the Employee and Orchid, concerning the subject matter hereof. Orchid has made no promises to the Employee other than those in this Agreement, concerning the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters, except as provided in Section 20 below.

17.  Severability Clause.  If any one or more provisions contained in this
     -------------------
     Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18.  No Release of Future Claims.  This Agreement does not waive or release any
     ---------------------------
     rights or claims that the Employee may have under the Age Discrimination in Employment Act which arise after the effective date of the Agreement, if applicable.

19.  Reference.  Reference inquiries from prospective employers will be handled
     ---------
     by only verifying the Employee's dates of employment and last position held with Orchid.

20.  Employment Agreement.  Notwithstanding any provisions to the contrary, all
     --------------------
     provisions of the Employment Agreement that survive the termination of the Employment Agreement shall continue in full force and effect, including any confidentiality, nonsoliciation and other provisions.

21.  New Jersey Law.  The Employee and Orchid agree that this Agreement and any
     --------------
     interpretation thereof will be governed by the laws of the State of New Jersey, except as preempted by ERISA.

     THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS READ THIS

        AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

                                   EMPLOYEE



------------------------        --------------------------------
Dated

                                              ORCHID BIOSCIENCES, INC.


------------------------        By: ----------------------------
Dated





For internal use:

     Date Delivered to Employee: _______, ______.

     21 Day Period for Consideration Ends:  _______________________

     Date signed:  ______________

     7-Day Period for Revocation Ends:  ______________________